Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 to the Registration Statement (No. 333-185318) of Leucadia National Corporation (“Leucadia”) of our report dated February 25, 2013 relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Leucadia’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

March 1, 2013